EXHIBIT 21.1



                              LIST OF SUBSIDIARIES




                                 Parent Company:
                                 ---------------

                                 Ariel Way, Inc.




                                  Subsidiaries:
                                  -------------

                                  Enfotec, Inc.

                                 dbsXmedia, Inc.